UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     August 20, 1999

CROWN NORTHCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22936	22-3172740

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1251 Dublin Road, Columbus, Ohio	43215

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     (614) 488-1169

Not Applicable

(Former name or former address, if changed since last report.)

Crown NorthCorp, Inc. hereby amends the following terms, financial statements, exhibits or other parts of this report on Form 8-K as set forth below:

Item 7.     Financial Statements, Pro Forma Information and Exhibits

(a)	Financial Statements of Business Acquired

Not applicable

(b)	Pro Forma Financial Information

The following pro forma financial information is included in Annex A attached hereto and filed as part of this report:

•	Pro Forma Condensed Consolidated Balance Sheet (Unaudited) as of June 30, 1999
•	Pro Forma Condensed Consolidated Statement of Income (Unaudited) for the Second Quarter Ended June 30, 1999
•	Pro Forma Condensed Consolidated Statement of Income (Unaudited) for the Six Months Ended June 30, 1999

(c)   Exhibits

1.	Purchase and sale agreement between Crown NorthCorp, Inc. and Catella Boardroom Consulting AB. (1)

2.	Purchase and sale agreement between Crown NorthCorp, Inc. and Catella Holding AB. (2)

(1)	Incorporated by reference to Exhibit 1 to the company’s Current Report on Form 8-K dated August 20, 1999 (Commission File No. 0-22936)

(2)	Incorporated by reference to Exhibit 2 to the company’s Current Report on Form 8-K dated August 20, 1999 (Commission File No. 0-22936)

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SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN NORTHCORP, INC.

November 3, 1999

By:	/s/ Stephen W. Brown

Stephen W. Brown Secretary

By:	/s/ Ray L. Druseikis

Ray L. Druseikis Controller and Chief Financial Officer

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INDEX TO EXHIBITS

1.	Purchase and sale agreement between Crown NorthCorp, Inc. and Catella Boardroom Consulting AB.

2.	Purchase and sale agreement between Crown NorthCorp, Inc. and Catella Holding AB.

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ANNEX A

CROWN NORTHCORP, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

June 30, 1999

		Pro Forma
	Historical(a)	Adjustments		Pro Forma

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,298,053	$2,563,633	(d)	$3,861,686
Accounts receivable — net	1,173,129	(113,273)	(b)	1,059,856
Prepaid expenses and other assets	189,477	—		189,477

Total current assets	2,660,659	2,450,360		5,111,019
PROPERTY AND EQUIPMENT — Net	363,899			363,899
RESTRICTED CASH	3,834,610	(659,291)	(b)	3,175,319
OTHER ASSETS — net	5,056,372	(2,762,582)	(c)	2,293,790

TOTAL	$11,915,540	$(971,513)		$10,944,027

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES	1,064,826	104,245	(c)	1,169,071

LONG-TERM OBLIGATIONS:
Notes and bonds payable — less current portion	1,706,850	(979,754)	(c)	727,096
Allowance for loan losses & other	769,640	—		769,640

Total long-term obligations	2,476,490	(979,754)		1,496,736

REDEEMABLE PREFERRED STOCK	1,400,000			1,400,000

SHAREHOLDERS’ EQUITY:
Common stock	111,201			111,201

Convertible preferred stock:
Series AA
Series BB
Additional paid-in capital	10,058,888			10,058,888
Accumulated deficit	(3,195,538)	(96,004)	(d)	(3,291,542)
Treasury stock, at cost	(327)	—		(327)

Total shareholders’ equity	6,974,224	(96,004)		6,878,220

TOTAL	$11,915,540	$(971,513)		$10,944,027

(a)	Historical Condensed Consolidated Balance Sheet (Unaudited) as of June 30, 1999.

(b)	Adjustments to reflect receipt of outstanding affiliate receivables and elimination of restrictions on cash securing letter of credit.

(c)	To reflect sale transaction and payoff of associated debt.

(d)	To adjust for net impact of pro forma income adjustments and cumulative impact of cash transactions.

CROWN NORTHCORP, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

FOR THE SECOND QUARTER ENDED JUNE 30, 1999

		Pro Forma
	Historical	Adjustments		Pro Forma

REVENUES:
Management fees	$687,729	$(100,053)	(a)	$587,676
Disposition and incentive fees	33,809			33,809
Other	263,722	(51,610)	(a)
	—	16,691	(b)	228,803

Total revenues	985,260	(134,972)		850,288

EXPENSES:
Personnel	1,237,614	(152,123)	(a)	1,085,491
Occupancy, insurance and other	430,822	(16,785)	(a)	414,037
Depreciation and amortization	87,984	—		87,984

Total expenses	1,756,420	(168,908)		1,587,512

Loss from operations before non-recurring items	(771,160)	33,936		(737,224)

Non-recurring income (expenses):
Gain on sale of building	260,616	—		260,616

LOSS FROM OPERATIONS	(510,544)	33,936		(476,608)
INTEREST EXPENSE	66,015	(16,007)	(a)	50,008

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(576,559)	49,943		(526,616)
INCOME TAX EXPENSE	—	—		—

NET LOSS FROM CONTINUING OPERATIONS	(576,559)	49,943		(526,616)

DISCONTINUED OPERATIONS:
Loss on disposal of European interests, including provision of $149,000 for operating losses during phase-out period	—	(141,280)	(c)	(141,280)

NET LOSS	(576,559)	(91,337)		(667,896)

LOSS PER SHARE — BASIC AND DILUTED	$(0.05)			$(0.06)

WEIGHTED AVERAGE SHARES OUTSTANDING	11,098,836			11,098,836

(a)	To reflect revenue and expense reductions attributable to the elimination of European investment activity.

(b)	To reflect increased interest income attributable to higher investable cash balances.

(c)	To reflect net loss on sale of European investment interests.

CROWN NORTHCORP, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 1999

		Pro Forma
	Historical	Adjustments		Pro Forma

REVENUES:
Management fees	$1,542,124	$(221,331)	(A)	$1,320,793
Disposition and incentive fees	66,182			66,182
Other	751,166	(171,032)	(A)
	—	33,382	(B)	613,516

Total revenues	2,359,472	(358,981)		2,000,491

EXPENSES:
Personnel	2,407,458	(301,033)	(A)	2,106,425
Occupancy, insurance and other	899,944	(22,753)	(A)	877,191
Depreciation and amortization	179,451	—		179,451

Total expenses	3,486,853	(323,786)		3,163,067

Loss from operations before non-recurring items	(1,127,381)	(35,195)		(1,162,576)

Non-recurring income:
Gain on sale of building	260,616	—		260,616

LOSS FROM OPERATIONS	(866,765)	(35,195)		(901,960)
INTEREST EXPENSE	132,796	(32,014)	(A)	100,782

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(999,561)	(3,181)		(1,002,742)
INCOME TAX EXPENSE	—	—		—

NET LOSS FROM CONTINUING OPERATIONS	(999,561)	(3,181)		(1,002,742)

DISCONTINUED OPERATIONS:
Loss on disposal of European interests, including provision of $149,000 for operating losses during phase-out period	—	(141,280)	(C)	(141,280)

NET LOSS	(999,561)	(144,461)		(1,144,022)

LOSS PER SHARE — BASIC AND DILUTED	$(0.09)			$(0.10)

WEIGHTED AVERAGE SHARES OUTSTANDING	11,091,656			11,091,656

(A)	To reflect revenue and expense reductions attributable to the elimination of European investment activity.

(B)	To reflect increased interest income attributable to higher investable cash balances.
(C)	To reflect net loss on sale of European investment interests.